INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-41131 of The Clorox Company on Form S-8 of our report dated January 21, 1994 appearing in the Annual Report on Form 11-K of The Clorox Company Tax Reduction Investment Plan for the year ended September 30, 1993.


/s/ Deloitte & Touche


March 22, 1994